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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    Form 8-K

                                 Current Report



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported) - March 16, 2004



                                    TXU CORP.
             (Exact name of registrant as specified in its charter)





            TEXAS                      1-12833                 75-2669310

(State or other jurisdiction        (Commission File        (I.R.S. Employer
      of incorporation)               Number)              Identification No.)



           Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411 (Address of principal executive offices, including zip code)


        Registrant's telephone number, including Area Code - (214) 812-4600





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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On March 16, 2004, TXU Corp. announced that the Supreme Court of the State of New York, County of New York, granted TXU's motion to dismiss a lawsuit filed against TXU by purported beneficial owners of approximately 39 percent of certain TXU equity-linked securities issued in October 2001.

In the opinion, the Court held that TXU's European subsidiary is not TXU's "property". As a result, the termination event and event of default alleged by the plaintiffs have not occurred. The plaintiffs have the right to file an appeal of this decision. However, TXU believes the claims are completely without merit.

The lawsuit was filed on October 9, 2003, alleging that a termination event had occurred under the equity-linked securities and that the plaintiffs are not required to buy common stock under the common stock purchase contracts. The lawsuit also alleged that an event of default had occurred under the terms of the related notes. The common stock purchase contracts that are a part of these securities require the holders to buy TXU common stock on specified dates in 2004 and 2005.


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                                  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.







                                  TXU CORP.



                                  By:    /s/ H. Dan Farell
                                      ----------------------------------------
                                      Name:  H. Dan Farell
                                      Title: Executive Vice President and Chief
                                             Financial Officer


Dated:  March 17, 2004